Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople, SVP Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces Fourth Quarter and Full Year 2014 Results

Board Declares First Quarter 2015 Dividend of $0.22 per Common Share

Key Financial Metrics

•	Total revenues were $238.3 million for the fourth quarter and $818.6 million for the full year, up 24% and 16% year over year, respectively

•	Net income was $72.8 million, or $0.90 per diluted common share for the fourth quarter, and $100.8 million, or $1.25 per diluted common share, for the full year

•	Adjusted net income was $80.1 million, or $0.99 per diluted common share for the fourth quarter, and $167.6 million, or $2.07 per diluted common share, for the full year

•	Adjusted EBITDA was $233.2 million for the fourth quarter and $792.3 million for the full year, up 19% and 10% year over year, respectively

•	Full year 2014 cash ROE was 11.7% and net cash interest margin was 10.0%

Highlights

•	Upgraded our portfolio during 2014 through $1.8 billion in acquisitions and the sale of 49 aircraft for $833 million

•	Reduced our average interest cost in 2014 to 4.69% from 5.37% the prior year

•	35th consecutive quarterly dividend declared by Aircastle’s Board of Directors

•	Grew our joint venture with Ontario Teachers’ to $545 million in assets at year end

Stamford, CT. February 19, 2015 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported fourth quarter 2014 net income of $72.8 million, or $0.90 per diluted common share and adjusted net income of $80.1 million, or $0.99 per diluted common share. Net income for the year ended December 31, 2014 was $100.8 million, or $1.25 per diluted common share, and adjusted net

Note: Non-GAAP items reconciled in the Appendix.

income was $167.6 million, or $2.07 per diluted common share. The fourth quarter results included total revenues of $238.3 million, an increase of 24%, versus $192.0 million in the fourth quarter of 2013. For the full year 2014, total revenues were $818.6 million, up 16% versus $708.6 million in 2013.

Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated “2014 was a year full of significant activity in which we solidified Aircastle’s position as the leading value investor in the aircraft leasing industry. Aircastle’s strategy is differentiated from that of our competitors, and we saw the merits of this approach in the great progress we made over the past year in growing our business and improving our financial metrics while simultaneously improving the quality of our portfolio despite a very competitive and fluid business environment.”

Mr. Wainshal continued, “We plan to continue demonstrating the competitive advantages of our leading position as a value investor, supported by our world-class team, our flexible capital structure and our key long term shareholders. We are gratified and energized by the steady progress we are making. We are intent on driving further improvements in our financial performance, and I believe achieving an investment grade credit rating will bring us closer to realizing the company’s full potential.”

Financial Results

(in thousands, except share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
Total Revenues	$191,988	$238,257	$708,645	$818,602
Adjusted EBITDA	$195,965	$233,200	$717,209	$792,283
Net income	$48,421	$72,764	$29,781	$100,828
Per common share – Diluted	$0.60	$0.90	$0.40	$1.25
Adjusted net income	$54,899	$80,145	$59,260	$167,642
Per common share – Diluted	$0.68	$0.99	$0.80	$2.07

Fourth Quarter Results

Total revenues for the fourth quarter were $238.3 million, an increase of $46.3 million, or 24% from the previous year, driven by higher maintenance revenues of $27.6 million reflecting the early return of several aircraft on lease with Russia-based airlines and higher lease rentals of $8.9 million.

Adjusted EBITDA for the fourth quarter was $233.2 million, up $37.2 million, or 19% from the fourth quarter of 2013, due primarily to higher total revenues, excluding amortization of net lease discounts and incentives, of $38.3 million.

Adjusted net income for the quarter was $80.1 million, up $25.2 million or 46%, year over year. The increase was due primarily to higher total revenues of $46.3 million partially offset by higher non-cash impairment charges of $22.0 million primarily related to the early return and exit of aircraft.

Full Year Results

Total revenues for 2014 were $818.6 million, an increase of $110.0 million, up 16% from the previous year. The increase reflects higher lease rental and finance lease revenue of $64.5 million, higher maintenance revenue of $19.7 million and lower amortization of lease premiums, discounts and lease incentive amortization of $26.2 million.

Adjusted EBITDA for the full year was $792.3 million, up $75.1 million or 10% versus 2013, reflecting higher total revenues excluding amortization of net lease discounts and lease incentives of $83.7 million, partially offset by lower gains from the sale of flight equipment of $14.1 million.

Adjusted net income for the full year was $167.6 million compared to $59.3 million in 2013, an increase of $108.4 million. Higher total revenues of $110.0 million and lower adjusted operating expenses of $15.4 million were partially offset by lower gains from the sale of flight equipment of $14.1 million.

Aviation Assets

During 2014, we acquired 35 aircraft for $1.8 billion, including 21 aircraft for $749.2 million during the fourth quarter. Most of our 2014 acquisitions by value were aircraft less than five years old that are on long term leases with relatively strong operators. Additionally, we also acquired $467.4 million in mid-aged narrow-body aircraft, including twelve aircraft through a purchase and lease-back transaction with a major European flag carrier. In many cases, we believe we were successful in winning business due to our ability to move quickly and reliably given our cash reserves and team strengths.

During 2014, we sold 49 aircraft for net proceeds of $833.0 million, resulting in a pre-tax impact of $40.2 million. Three of these aircraft were sold to our joint venture with Ontario Teachers’, which grew to $545 million in total assets at year end 2014. We continue to use the joint venture to pursue larger transactions and help us manage exposure concentrations.

The other 46 sold aircraft had an average age of 19 years and consisted of a mix of “exit” and “opportunistic” sales. Exit sales aircraft are generally nearing the end of their economic lives and are, in most cases, older technology models. Consistent with our strategy to reduce exposure to the air cargo market, our sales in this category include five freighter aircraft. Opportunistic sales entail situations where we sought to capture strong market demand and have enabled us to realize gains.

($ in thousands)	Number of Aircraft	Maintenance Revenue	Lease Incentive Revenue	Gain (Loss) on Sale of Flight Equipment	Impairment	Pre-tax Impact
Opportunistic sales	28	$3,171	$—	$38,363	$—	$41,534
Exit Sales	19	56,129	776	(15,217)	(24,940)	16,748

Total Sales	47	59,300	776	23,146	(24,940)	58,282
Freighters Held for Sale[1]	2	9,137	$3,626	—	(30,877)	(18,114)

Total	49	$68,437	$4,402	$23,146	$(55,817)	$40,168

Given the sharp deterioration of business conditions and a significantly weakened home currency since the start of the fourth quarter, we reduced our passenger aircraft exposure to Russia-based airlines from ten to three aircraft today. One of these aircraft was sold during the fourth quarter for a modest profit and another has been leased. We are in the process of remarketing the other aircraft, which we expect to have on lease by the end of the second quarter of 2015.

As of December 31, 2014, Aircastle owned 148 aircraft having a net book value of $5.7 billion.

[1]	Includes two 747-400 converted freighter aircraft which were designated for sale. One of these aircraft was sold in January, 2015 while the other is under a consignment contract and is in the process of being parted out.

	Owned Aircraft as of December 31, 2012(1)	Owned Aircraft as of December 31, 2013(1)	Owned Aircraft as of December 31, 2014(1)
Total Flight Equipment Held for Lease ($ mils.)	$4,783	$5,190	$5,686
Unencumbered Flight Equipment Held for Lease ($ mils.)	$2,092	$2,655	$3,341
Number of Aircraft	159	162	148
Number of Unencumbered Aircraft	72	80	95
Passenger Aircraft (% of NBV)	71%	81%	86%
Freighter Aircraft (% of NBV)	29%	19%	14%
Weighted Average Fleet Age (years)(2)	10.7	9.9	8.4
Weighted Average Remaining Lease Term (years)(3)	5.0	5.0	5.4
Weighted Average Fleet Utilization for the year ended(4)	98.8%	98.7%	99.6%
Portfolio Yield for the year ended(5)	13.8%	13.6%	13.3%
Net Cash Interest Margin(6)	10.0%	9.7%	10.0%

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.
(2)	Weighted average age (years) by net book value.
(3)	Weighted average remaining lease term (years) by net book value.
(4)	Aircraft on-lease days as a percent of total days in period weighted by net book value.
(5)	Lease rental revenue for the period as a percent of the average net book value of flight equipment held for lease for the period.
(6)	Net Cash Interest Margin = Lease rental yield minus interest on borrowings, net of settlements on interest rate derivatives, and other liabilities / average NBV of flight equipment for the period calculated on a quarterly basis, annualized.

Marubeni Shareholder Agreement Update

On February 18, 2015, Aircastle Limited and The Marubeni Corporation of Japan (“Marubeni”) modified the terms of the existing Shareholder Agreement dated as of June 6, 2013. Under the existing Shareholder Agreement, Marubeni was restricted to holding a maximum of 21.0% of the voting power of the Company until July 12, 2016, and 27.5% thereafter until the agreement expired on July 12, 2023. The amendment permits Marubeni to acquire up to 27.5% of the voting power in the Company through secondary market purchases. In return, the term of the standstill provision of the Shareholder Agreement will be extended from July 12, 2023 until January 12, 2025.

Financing Activity

During 2014, we raised more than $900 million of senior debt which reduced the average interest cost to 4.69% from 5.37% while maintaining our average remaining debt term at 4.2 years. This activity included issuing $500 million of 5.125% senior unsecured notes due in 2021 in March and using the proceeds to redeem $450 million of 9.75% senior unsecured notes that were due in 2018. In connection with the redemption of the 9.75% notes, we recorded a $36.6 million debt extinguishment expense, which included a $32.8 million call premium paid to the noteholders during the second quarter. We also completed $303 million of secured borrowings related to various aircraft and increased the size and duration of our unsecured revolving credit facility.

Thus far in 2015, we issued $500 million in unsecured 5.50% Senior Notes due 2022, and further increased the size of our unsecured revolving credit facility to $600 million. This additional capital provides us with increased resources to pursue aircraft acquisitions while also enhancing our financial flexibility.

Common Dividend

On February 17, 2015, Aircastle’s Board of Directors declared a first quarter 2015 cash dividend on its common shares of $0.22 per share, payable on March 13, 2015 to shareholders of record on March 6, 2015. This is our 35th consecutive dividend. During 2014, Aircastle increased the dividend to common shareholders to the current quarterly rate of $0.22 per share, a 10% increase over the quarterly rate at the end of 2013.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, February 19, 2015 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (800) 210-9006 (from within the U.S. and Canada) or (719) 325-2168 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “9750029”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Saturday, March 21, 2015 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “9750029”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2014, Aircastle’s aircraft portfolio consisted of 148 aircraft on lease with 54 customers located in 34 countries.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA, Adjusted Net Income, Cash ROE and Net Cash Interest Margin and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this report. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle’s expectations include, but are not limited to, capital markets disruption or volatility which could adversely affect our continued ability to obtain additional capital to finance new investments or our working capital needs; government fiscal or tax policies, general economic and business conditions or other factors affecting demand for aircraft or aircraft values and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by political unrest and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases, and other risks detailed from time to time in Aircastle’s filings with the Securities and Exchange Commission (“SEC”), including as described in Item 1A. “Risk Factors” and elsewhere in this report. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this report. Aircastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31,
	2013	2014
ASSETS
Cash and cash equivalents	$654,613	$169,656
Accounts receivable	2,825	3,334
Restricted cash and cash equivalents	122,773	98,884
Restricted liquidity facility collateral	107,000	65,000
Flight equipment held for lease, net of accumulated depreciation of $1,430,325 and $1,294,063	5,044,410	5,579,718
Net investment in finance leases	145,173	106,651
Unconsolidated equity method investment	21,123	46,453
Other assets	153,976	157,317

Total assets	$6,251,893	$6,227,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings (including borrowings of ACS Ireland VIEs of $152,545 and $64,183, respectively)	$1,586,835	$1,396,454
Borrowings from unsecured financings	2,150,527	2,400,000
Accounts payable, accrued expenses and other liabilities	111,661	137,984
Lease rentals received in advance	49,235	53,216
Liquidity facility	107,000	65,000
Security deposits	118,804	117,689
Maintenance payments	442,432	333,456
Fair value of derivative liabilities	39,992	2,879

Total liabilities	4,606,486	4,506,678

Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 80,806,975 shares issued and outstanding at December 31, 2013; and 80,983,249 shares issued and outstanding at December 31, 2014	808	810
Additional paid-in capital	1,562,106	1,565,180
Retained earnings	158,398	192,805
Accumulated other comprehensive loss	(75,905)	(38,460)

Total shareholders’ equity	1,645,407	1,720,335

Total liabilities and shareholders’ equity	$6,251,893	$6,227,013

Aircastle Limited and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
Revenues:
Lease rental revenue	$169,273	$178,202	$644,929	$714,654
Finance lease revenue	4,045	1,559	16,165	10,906
Amortization of lease premiums, discounts and lease incentives	(6,884)	1,080	(32,411)	(6,172)
Maintenance revenue (including contra maintenance revenue of $0 and $6,217 for the three months ended and $0 and $31,254 for the twelve months ended December 31, 2013 and 2014, respectively)	25,359	52,971	68,342	88,006

Total lease revenue	191,793	233,812	697,025	807,394
Other revenue	195	4,445	11,620	11,208

Total revenues	191,988	238,257	708,645	818,602

Operating expenses:
Depreciation	72,476	74,135	284,924	299,365
Interest, net	60,106	56,827	243,757	238,378
Selling, general and administrative (including non-cash share based payment expense of $1,638 and $1,077 for the three months ended and $4,569 and $4,244 for the twelve months ended December 31, 2013 and 2014, respectively)	14,139	13,955	53,436	55,773
Impairment of Aircraft	4,971	26,988	117,306	93,993
Maintenance and other costs	2,167	2,017	13,631	7,239

Total expenses	153,859	173,922	713,054	694,748

Other income (expense):
Gain on sale of flight equipment	11,619	9,762	37,220	23,146
Loss on extinguishment of debt	—	—	—	(36,570)
Other	1,116	449	6,132	1,207

Total other income (expense)	12,735	10,211	43,352	(12,217)

Income from continuing operations before income taxes	50,864	74,546	38,943	111,637
Income tax provision	2,496	2,938	9,215	13,863
Earnings of unconsolidated equity method investment, net of tax	53	1,156	53	3,054

Net income	$48,421	$72,764	$29,781	$100,828

Earnings per common share – Basic:
Net income per share	$0.60	$0.90	$0.40	$1.25

Earnings per common share – Diluted:
Net income per share	$0.60	$0.90	$0.40	$1.25

Dividends declared per share	$0.20	$0.22	$0.695	$0.82

Aircastle Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Years Ended December 31,
	2013	2014
Cash flows from operating activities:
Net income	$29,781	$100,828
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	284,924	299,365
Amortization of deferred financing costs	14,719	13,961
Amortization of net lease discounts and lease incentives	32,411	6,172
Deferred income taxes	4,416	2,863
Non-cash share based payment expense	4,569	4,244
Cash flow hedges reclassified into earnings	33,265	34,979
Security deposits and maintenance payments included in earnings	(60,112)	(107,031)
Gain on the sale of flight equipment	(37,220)	(23,146)
Loss on extinguishment of debt	—	36,570
Impairment of aircraft	117,306	93,993
Other	(5,323)	(878)
Changes on certain assets and liabilities:
Accounts receivable	3,397	(509)
Restricted cash and cash equivalents related to operating activities	—	—
Other assets	1,164	(11,146)
Accounts payable, accrued expenses and other liabilities	3,016	1,345
Lease rentals received in advance	(2,276)	7,176

Net cash provided by operating activities	424,037	458,786

Cash flows from investing activities:
Acquisition and improvement of flight equipment	(1,263,706)	(1,672,460)
Proceeds from sale of flight equipment	568,045	832,961
Restricted cash and cash equivalents related to sale of flight equipment	—	—
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	(6,094)	—
Net investment in finance leases	(11,595)	(14,258)
Collections on finance leases	9,508	10,312
Unconsolidated equity method investment and associated costs	(20,189)	(18,255)
Distributions from unconsolidated equity method investment in excess of earnings	—	667
Purchase of debt investment	—	—
Principal repayments on debt investment	42,001	—
Other	(903)	(569)

Net cash used in investing activities	(682,933)	(861,602)

Cash flows from financing activities:
Issuance of shares net of repurchases	197,437	(2,092)
Proceeds from notes and term debt financings	563,230	1,003,200
Securitization and term debt financing repayments	(510,162)	(984,517)
Deferred financing costs	(10,865)	(15,843)
Restricted secured liquidity facility collateral	—	42,000
Secured liquidity facility collateral	—	(42,000)
Restricted cash and cash equivalents related to financing activities	(10,831)	23,889
Debt extinguishment costs	—	(32,835)
Security deposits and maintenance payments received	200,678	178,805
Security deposits and maintenance payments returned	(82,137)	(152,900)
Payments for terminated cash flow hedges and payment for option	—	(33,427)
Dividends paid	(52,058)	(66,421)

Net cash provided by financing activities	295,292	(82,141)

Net increase in cash and cash equivalents	36,396	(484,957)
Cash and cash equivalents at beginning of year	618,217	654,613

Cash and cash equivalents at end of year	$654,613	$169,656

Aircastle Limited and Subsidiaries

Supplemental Financial Information

(Amount in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
Revenues	$191,988	$238,257	$708,645	$818,602
EBITDA	$190,383	$205,584	$600,088	$658,606
Adjusted EBITDA	$195,965	$233,200	$717,209	$792,283
Adjusted net income	$54,899	$80,145	$59,260	$167,642
Adjusted net income allocable to common shares	$54,433	$79,545	$58,786	$166,425
Per common share – Basic	$0.68	$0.99	$0.80	$2.07
Per common share – Diluted	$0.68	$0.99	$0.80	$2.07
Basic common shares outstanding	80,154	80,390	73,653	80,389
Diluted common shares outstanding	80,154	80,390	73,653	80,389

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
	(Dollars in thousands)
Net income (loss)	$48,421	$72,764	$29,781	$100,828
Depreciation	72,476	74,135	284,924	299,365
Amortization of net lease discounts and lease incentives	6,884	(1,080)	32,411	6,172
Interest, net	60,106	56,827	243,757	238,378
Income tax provision	2,496	2,938	9,215	13,863

EBITDA	$190,383	$205,584	$600,088	$658,606
Adjustments:
Impairment of aircraft	4,971	26,988	117,306	93,993
Loss on extinguishment of debt	—	—	—	36,570
Non-cash share based payment expense	1,638	1,077	4,569	4,244
Gain on mark to market of interest rate derivative contracts	(1,027)	(449)	(4,754)	(1,130)

Adjusted EBITDA	$195,965	$233,200	$717,209	$792,283

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-US GAAP measure is helpful in identifying trends in our performance.

This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.

EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the board of directors to review the consolidated financial performance of our business.

We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Income Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
	(Dollars in thousands)
Net income	$48,421	$72,764	$29,781	$100,828
Loss on extinguishment of debt(2)	—	—	—	36,570
Loan termination fee(1)	—	—	2,954	—
Ineffective portion and termination of hedges(1)	171	619	2,393	660
Gain on mark to market of interest rate derivative contracts(2)	(1,027)	(449)	(4,754)	(1,130)
Write-off of deferred financing fees(1)	—	—	3,975	—
Non-cash share based payment expense(3)	1,638	1,077	4,569	4,244
Term Financing No. 1 hedge loss amortization charges(1)	4,365	3,310	17,843	14,854
Securitization No. 1 hedge loss amortization charges(1)	1,331	2,824	2,499	11,616

Adjusted net income	$54,899	$80,145	$59,260	$167,642

(1)	Included in Interest, net.
(2)	Included in Other income (expense).
(3)	Included in Selling, general and administrative expenses.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Cash Return on Equity Calculation

(Dollars in thousands)

(Unaudited)

Quarter Ending	Cash Flow from Operations	Collections on Finance Leases	Gain/ (Loss) on Sale of Flight Equipment	Depreciation	Distributions from Joint Venture	Cash Earnings	Cash Earnings Trailing 12 Months	LTM Average Shareholders’ Equity	Cash ROE
3/31/2012	$72,966		$196	($64,514)		$8,648	$151,436	$1,391,290	10.9%
6/30/2012	$119,142	$1,476	$2,855	($67,097)		$56,376	$156,313	$1,407,491	11.1%
9/30/2012	$113,848	$565	$11	($68,413)		$46,011	$161,569	$1,413,218	11.4%
12/31/2012	$121,321	$1,811	$2,685	($69,896)		$55,921	$166,956	$1,425,658	11.7%
3/31/2013	$92,747	$1,845	$1,192	($69,900)		$25,884	$184,192	$1,431,146	12.9%
6/30/2013	$100,692	$2,207	$21,317	($72,079)		$52,137	$179,953	$1,436,324	12.5%
9/30/2013	$125,874	$2,606	$3,092	($70,469)		$61,103	$195,045	$1,462,886	13.3%
12/31/2013	$104,724	$2,850	$11,619	($72,476)		$46,717	$185,841	$1,513,156	12.3%
3/31/2014	$102,991	$2,773	$1,110	($73,927)	$388	$33,335	$193,292	$1,558,848	12.4%
6/30/2014	$111,014	$3,446	$884	($75,784)	$263	$39,823	$180,978	$1,600,660	11.3%
9/30/2014	$151,970	$1,877	$11,390	($75,519)	$346	$90,064	$209,939	$1,637,202	12.8%
12/31/2014	$92,811	$2,216	$9,762	($74,135)	($330)	$30,324	$193,546	$1,661,240	11.7%

Note: LTM Average Shareholders’ Equity is the average of the most recent five quarters period end Shareholders’ Equity. Management believes that the cash return on equity metric (Cash ROE) when viewed in conjunction with the Company’s results under US GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting impacts related to non-cash revenue and expense items and interest rate derivative accounting, while recognizing the depreciating nature of our assets.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Cash Interest Margin Calculation

(Dollars in thousands)

(Unaudited)

	Average NBV of Flight Equipment	Quarterly Lease Rental Revenue	Cash Interest[1]	Annualized Net Cash Interest Margin
Q1:12	$4,388,008	$152,242	$44,969	9.8%
Q2:12	$4,516,973	$153,624	$48,798	9.3%
Q3:12	$4,602,185	$159,546	$41,373	10.3%
Q4:12	$4,605,783	$158,090	$43,461	10.0%
Q1:13	$4,619,204	$156,590	$48,591	9.4%
Q2:13	$4,711,790	$157,918	$47,869	9.3%
Q3:13	$4,717,877	$161,148	$47,682	9.6%
Q4:13	$4,972,040	$169,274	$49,080	9.7%
Q1:14	$5,168,851	$174,335	$51,684	9.5%
Q2:14	$5,582,359	$183,231	$48,173	9.7%
Q3:14	$5,412,299	$178,886	$44,820	9.9%
Q4:14	$5,373,733	$178,202	$44,459	10.0%

1.	Excludes loan termination payments of $3.2 million and $3.0 million in the second quarter of 2011 and 2013 respectively.

Aircastle Limited and Subsidiaries

Selected Financial Guidance Elements for the First Quarter of 2015

($ in millions, except for percentages)

(Unaudited)

Guidance Item	Q1:15
Lease rental revenue[1]	$177 – $180
Finance lease revenue	$1 – $2
Maintenance revenue	$15 – $17
Amortization of net lease discounts and lease incentives	$4 – $5
SG&A	$13 – $14
Depreciation	$75 – $77
Interest, net [2]	$62 – $64
Gain on sale	$0 – $8
Full year effective tax rate	12% – 13%

1.	Reflects no rental revenue for five mid-aged 737-800 aircraft that were removed from Russia and an unusual level of lease extension and transition activity in late Q4:14 and early Q1:15. These will have a combined effect of $5-6 million per quarter.
2.	Includes non-cash hedge loss amortization charges related to the payoff of Term Financing No.1 and Securitization No.1 of $5.9 million.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

Weighted-average shares:	Three Months Ended December 31, 2014		Twelve Months Ended December 31, 2014
	Shares	Percent(2)	Shares	Percent(2)
Common shares outstanding – Basic	80,390	99.25%	80,389	99.27%
Unvested restricted common shares	606	0.75%	588	0.73%

Total weighted-average shares outstanding	80,996	100.00%	80,977	100.00%

Net income allocation
Net income	$72,764	100.00%	$100,828	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(544)	(0.75%)	(732)	(0.73%)

Earnings available to common shares	$72,220	99.25%	$100,096	99.27%

Adjusted net income allocation
Adjusted net income	$80,145	100.00%	$167,642	100.00%
Amounts allocated to unvested restricted shares	(600)	(0.75%)	(1,217)	(0.73%)

Amounts allocated to common shares	$79,545	99.25%	$166,425	99.27%

(1)	For the three and twelve months ended December 31, 2014 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

Weighted-average shares:	Three Months Ended December 31, 2013		Twelve Months Ended December 31, 2013
	Shares	Percent(2)	Shares	Percent(2)
Common shares outstanding – Basic	80,154	99.15%	73,653	99.20%
Unvested restricted common shares	686	0.85%	594	0.80%

Total weighted-average shares outstanding	80,839	100.00%	74,247	100.00%

Net income allocation
Net income	$48,421	100.00%	$29,781	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(411)	(0.85%)	(238)	(0.80%)

Earnings available to common shares	$48,010	99.15%	$29,543	99.20%

Adjusted net income allocation
Adjusted net income	$54,899	100.00%	$59,260	100.00%
Amounts allocated to unvested restricted shares	(466)	(0.85%)	(474)	(0.80%)

Amounts allocated to common shares	$54,433	99.15%	$58,786	99.20%

(1)	For the three and twelve months ended December 31, 2013 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.